Exhibit 31.2

CERTIFICATION

I, David R. Pearce, certify that:

1.                                      I have reviewed this Annual Report on Form 10-K/A of DOVER SADDLERY, INC.;

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2015	/s/ David R. Pearce
David R. Pearce
Chief Financial Officer
(Principal Financial Officer)